                                        EX-99.B(a)tgtartamend2

                          ARTICLES OF AMENDMENT
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF
                         W&R TARGET FUNDS, INC.

     W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland
(hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

       FIRST:  That the Executive Committee of the Board of Directors of
the Corporation, at a meeting held on March 26, 2003, adopted resolutions authorizing the reallocation of shares of the capital stock of the
Corporation.

       SECOND:  That there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's capital stock, as set forth in the Corporation's Articles of Incorporation.

       THIRD:  Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the
Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at One
Billion (1,000,000,000) shares of capital stock, (par value $0.001 per share), amounting in the aggregate to a par value of One Million Dollars
($1,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

         Asset Strategy Portfolio              45,000,000 shares
         Balanced Portfolio                    50,000,000 shares
         Bond Portfolio                        80,000,000 shares
         Core Equity Portfolio                160,000,000 shares
         Growth Portfolio                     190,000,000 shares
         High Income Portfolio                 70,000,000 shares
         International Portfolio               55,000,000 shares
         Limited-Term Bond Portfolio           15,000,000 shares
         Money Market Portfolio               185,000,000 shares
         Science and Technology Portfolio      40,000,000 shares
         Small Cap Portfolio                   80,000,000 shares
         Value Portfolio                       30,000,000 shares

       FOURTH:  Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the
Corporation, the Board of Directors, in accordance with Maryland General
Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation as follows:

         Asset Strategy Portfolio              45,000,000 shares
         Balanced Portfolio                    45,000,000 shares
         Bond Portfolio                        80,000,000 shares
         Core Equity Portfolio                140,000,000 shares
         Growth Portfolio                     190,000,000 shares
         High Income Portfolio                 70,000,000 shares
         International Portfolio               50,000,000 shares
         Limited-Term Bond Portfolio           15,000,000 shares
         Micro Cap Growth Portfolio            15,000,000 shares
         Money Market Portfolio               185,000,000 shares
         Science and Technology Portfolio      35,000,000 shares
         Small Cap Portfolio                   80,000,000 shares
         Small Company Value Portfolio         20,000,000 shares
         Value Portfolio                       30,000,000 shares

     The aggregate number of shares of stock of the Corporation remains at
One Billion (1,000,000,000) shares of capital stock, the par value remains
$0.001 per share, and the aggregate value of all authorized stock remains
One Million Dollars ($1,000,000.00).

       FIFTH:  The Corporation is registered with the Securities and
Exchange Commission as an open-end investment company under the Investment
Company Act of 1940, as amended.

       IN WITNESS WHEREOF, the undersigned Vice President of the
Corporation hereby executes these Articles of Amendment on behalf of the
Corporation this 26th day of March, 2003.

                         W&R Target Funds, Inc.

                         /s/Kristen A. Richards
                         ---------------------------------------
                         Kristen A. Richards, Vice President

(Corporate Seal)

Attest: /s/Daniel C. Schulte
        ---------------------------------------
        Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                       By: /s/Kristen A. Richards
                           -------------------------------------------
                           Kristen A. Richards, Vice President